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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Starwave Corporation:

We consent to the use of our report dated February 7, 1997 included in the Proxy Statement/ Prospectus on Form S-4 (No. 333-68561) of Infoseek Corporation relating to the balance sheet of Starwave Corporation as of December 31, 1996, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

                                          /s/ KPMG PEAT MARWICK LLP
                                          -------------------------------------
                                          KPMG Peat Marwick LLP

Seattle, Washington

January 8, 1999